Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2020 FINANCIAL RESULTS

Revenues Grow 14.8% to $194.0 Million

Net Income Increases 85.6% to $9.1 Million, or $0.57 per Diluted Share

Adjusted Earnings per Diluted Share of $0.76

Adjusted EBITDA Increases 12.2% to $19.5 Million

Completes Acquisition of County HomeMakers, Inc. in Pennsylvania

Frisco, Texas (November 2, 2020) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2020.

Net service revenues increased 14.8% for the third quarter to $194.0 million from $169.0 million for the third quarter of 2019. Net income increased 85.6% to $9.1 million for the third quarter of 2020 from $4.9 million for the third quarter last year, while net income from continuing operations per diluted share was $0.57 compared with $0.39 for the same period a year ago. Adjusted net income from continuing operations per diluted share was $0.76 for the third quarter of 2020 compared with $0.75 for the third quarter of 2019.

Adjusted net income for the third quarter of 2020 excludes COVID-19 adjustment of $0.02, M&A expenses of $0.02, restructure and other costs of $0.08, which consisted primarily of the impairment of right of use assets from the Company’s former corporate office space, and stock-based compensation expense of $0.07. Adjusted net income from continuing operations per diluted share for the third quarter of 2019 excludes interest income from the State of Illinois of $0.02, the impact of a retroactive Illinois rate increase of $0.12, M&A expenses of $0.10, restructure and other costs of $0.08, and stock-based compensation expense of $0.08. Adjusted EBITDA increased 12.2% to $19.5 million for the third quarter of 2020 from $17.4 million for the third quarter of 2019. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first nine months of 2020, net service revenues increased 24.6% to $568.8 million from $456.4 million for the first nine months of 2019. Net income increased 70.2% to $24.7 million for the first nine months of 2020 from $14.5 million for the first nine months of last year, while net income from continuing operations per diluted share increased to $1.55 from $1.10. Adjusted net income from continuing operations per diluted share grew 28.4% to $2.26 for the first nine months of 2020 from $1.76 for the same period in 2019.

Commenting on the results, Dirk Allison, President and Chief Executive Officer, said, “We are pleased with our consistent profitable growth as reflected in our third quarter financial and operating performance. This is in spite of the effects of the ongoing pandemic, as well as the short-term negative impact of the July 1, 2020, minimum wage increase in our Chicago market, which is scheduled to be funded by a reimbursement rate increase on January 1, 2021. We experienced improving volumes during the third quarter as some COVID-19 restrictions were lifted, although our census has not fully returned to pre-pandemic levels. With the number of COVID-19 cases currently spiking across the country, we may see an ongoing impact to our volumes, but we believe Addus is well positioned to meet expected demand as conditions evolve and more customers return to us for safe and cost-effective care. Across our operations and service areas, we are proud of the dedicated efforts of our employees and caregivers and all healthcare workers who have continued to provide the essential home care services that are especially vital as the COVID-19 pandemic persists.”

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

At September 30, 2020, the Company had cash of $170.3 million and bank debt of $61.7 million, with availability under its revolving credit facility of $219.0 million. Net cash provided by operating activities was $22.4 million for the third quarter of 2020.

Mr. Allison added, “Acquisitions have continued to be an important part of our growth strategy, and we have the capital structure to allow us to pursue acquisition opportunities as they occur. We have continued to identify new growth opportunities in all segments of our business and on November 1, 2020, we completed the acquisition of County HomeMakers, Inc., a personal care operator in Pennsylvania, with 800 employees in 22 locations serving over 1,000 clients. County HomeMakers had annual revenues of $14.8 million in 2019, and we expect this acquisition will be immediately accretive to our 2020 financial results. Importantly, this acquisition aligns with our strategy to expand coverage in existing states where we already have a presence, especially markets like Pennsylvania with managed Medicaid. We welcome the professional team associated with County HomeMakers to the Addus family, and we look forward to a smooth operational integration.

“Looking ahead, while we continue to face the ongoing challenges related to the COVID-19 pandemic, we are mindful of our critical role in providing home care services that allow individuals to avoid the risks found in settings outside of their homes. Our top priority is to protect the health and safety of the patients and customers we serve and our caregivers and other employees, and we remain steadfast in our mission. Our results to date in 2020 reflect our ability to execute our strategy through a very challenging period, and we remain confident Addus will have continued success as a leading provider of comprehensive home care services. We look forward to the opportunities ahead to provide quality care to more individuals while delivering value to our shareholders,” Mr. Allison concluded.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income as net income before the net-of-tax amounts of interest income from the State of Illinois, COVID-19 adjustments for temporary rate increases and expenses, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, COVID-19 adjustments for temporary rate increases and expenses, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted diluted earnings per share as earnings per share adjusted for interest income from the State of Illinois, COVID-19 expenses, M&A expenses, stock compensation expense and restructure expense, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted diluted earnings per share to earnings per share, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA and adjusted diluted earnings per share are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers. With respect to COVID-19 expenses, the Company views these expenses as unrelated to the Company’s long-term performance, since they are directly related to the sudden onset COVID-19 pandemic. With respect to COVID-19 temporary rate increases, the Company similarly views these as unrelated to the Company’s long-term performance and has adjusted for those increases, net of the amount required to be passed through to caregivers as a condition of the increase.

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

Conference Call

Addus will host a conference call on Tuesday, November 3, 2020, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 8552728. A telephonic replay of the conference call will be available through midnight on November 17, 2020, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 8552728.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, the anticipated impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, caused by a novel strain of the coronavirus (COVID-19), and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 10, 2020, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 44,000 consumers through 215 locations across 25 states. For more information, please visit www.addus.com.

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net service revenues	$193,987	$168,993	$568,779	$456,415
Cost of service revenues	137,686	123,817	401,646	334,719

Gross profit	56,301	45,176	167,133	121,696
	29.0%	26.7%	29.4%	26.7%
General and administrative expenses	40,806	35,085	125,189	94,109
(Gain) loss on sale of assets	(73)	—	281	—
Depreciation and amortization	3,045	2,756	8,872	7,365

Total operating expenses	43,778	37,841	134,342	101,474

Operating income from continuing operations	12,523	7,335	32,791	20,222
Total interest expense, net	593	80	1,733	1,068

Income before income taxes	11,930	7,255	31,058	19,154
Income tax expense	2,811	1,769	6,374	4,080

Net income from continuing operations	9,119	5,486	24,684	15,074

Discontinued operations:
Loss from Home Health Business, net of tax	—	(574)	—	(574)

Loss from discontinued operations	—	(574)	—	(574)

Net income	$9,119	$4,912	$24,684	$14,500

Net income (loss) per diluted share:
Continuing operations	$0.57	$0.39	$1.55	$1.10

Discontinued operations	$—	$(0.04)	$—	$(0.04)

Weighted average number of common shares outstanding - diluted	15,957	14,203	15,934	13,687

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$22,412	$12,163	$73,299	$8,084
Net cash used in investing activities	(12,542)	(24,497)	(17,507)	(56,301)
Net cash provided by financing activities	1,912	197,152	2,825	217,420

Net change in cash	11,782	184,818	58,617	169,203
Cash at the beginning of the period	158,549	54,792	111,714	70,406

Cash at the end of the period	$170,331	$239,610	$170,331	$239,609

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2020	2019
Assets
Current assets
Cash	$170,331	$239,609
Accounts receivable, net	118,623	126,026
Prepaid expenses and other current assets	10,426	8,822

Total current assets	299,380	374,457

Property and equipment, net	19,305	11,527

Other assets
Goodwill	286,552	162,016
Intangible assets, net	52,873	41,119
Operating lease assets	35,842	17,972
Deferred tax assets, net	1,479	2,216

Total other assets	376,746	223,323

Total assets	$695,431	$609,307

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,270	$14,741
Accrued expenses	33,395	19,306
Accrued payroll	26,315	25,722
Accrued workers compensation	14,668	14,399
Current portion of long-term debt, net of debt issuance costs	2,095	970

Total current liabilities	93,743	75,138

Long-term debt, less current portion, net of debt issuance costs	59,561	59,248
Long-term lease liability, less current portion	33,977	12,559
Other long-term liabilities	550	163

Total long-term liabilities	94,088	71,970

Total liabilities	187,831	147,108

Total stockholders’ equity	507,600	462,199

Total liabilities and stockholders’ equity	$695,431	$609,307

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Personal care	$165,916	$153,753	$482,849	$419,124
Hospice	23,986	10,874	73,723	27,228
Home health	4,085	4,366	12,207	10,063

Total revenue	$193,987	$168,993	$568,779	$456,415

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Personal Care
States served at period end	—	—	24	24
Locations at period end	—	—	153	153
Average billable census - same store	37,778	38,871	37,550	38,808
Average billable census - acquisitions (1)	811	471	893	471
Average billable census total	38,589	39,342	38,443	39,279
Billable hours (in thousands)	7,778	7,785	22,825	21,918
Average billable hours per census per month	66.9	65.5	65.6	61.5
Billable hours per business day	117,841	117,956	116,454	112,400
Revenues per billable hour	$21.29	$19.76	$21.11	$19.13
Organic growth
Revenue	4.8%	7.2%	8.8%	6.3%
Hospice
Locations served at period end	—	—	30	14
Admissions	1,399	563	4,393	1,548
Average daily census	1,681	791	1,762	659
Average length of stay	108.6	120.6	103.4	121.9
Patient days	154,609	72,261	482,765	178,792
Revenue per patient day	$155.14	$150.48	$152.71	$152.29
Organic growth
Revenue	(5.6)%	25.8%	0.0%	—%
Average daily census	(6.2)%	24.2%	3.9%	—%
Home Health
Locations served at period end	—	—	10	12
New admissions	1,096	910	3,186	2,325
Recertifications	607	764	2,006	1,949
Total volume	1,703	1,674	5,192	4,274
Visits	28,073	31,477	91,580	75,188
Organic growth
Revenue	(8.9)%	48.1%	(0.6)%	—%
Total volume	12.2%	3.1%	5.8%	—%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	51.5%	48.9%	50.3%	52.8%
Managed care organizations	43.2	44.5	44.1	40.6
Private duty	3.1	3.7	3.2	3.8
Commercial	1.5	1.8	1.5	1.6
Other	0.7%	1.1%	0.9%	1.2%
Hospice
Medicare	93.4%	92.4%	92.8%	92.7%
Managed care organizations	4.7	5.4	5.0	5.2
Other	1.9%	2.2%	2.2%	2.1%
Home Health
Medicare	78.0%	76.5%	79.2%	79.0%
Managed care organizations	20.3	22.0	19.0	18.6
Other	1.7%	1.5%	1.8%	2.4%

(1)

The average billable census in acquisitions of 951 and 945 for the three and nine months ended September 30, 2019, was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and nine months ended September 30, 2020, was prorated for the date of the acquisition.

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ADUS Announces Third-Quarter 2020 Financial Results

November 2, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (Amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$9,119	$4,912	$24,684	$14,500
Loss from discontinued operations, net of tax (2)	—	574	—	574

Net income from continuing operations	9,119	5,486	24,684	15,074
Interest expense, net	593	541	1,733	1,642
Interest income from Illinois	—	(461)	—	(574)
Impact of retroactive Illinois rate increase	—	2,485	—	2,485
(Gain) loss on sale of assets	(73)	—	281	—
Secondary offering costs	—	127	—	127
Income tax expense	2,811	1,769	6,374	4,080
Depreciation and amortization	3,045	2,756	8,872	7,365
COVID-19 adjustment, net	702	—	1,228	—
M&A expenses	338	1,946	3,883	3,182
Stock-based compensation expense	1,462	1,470	3,987	4,186
Restructure and other costs	1,529	1,290	4,921	2,363

Adjusted EBITDA	$19,526	$17,409	$55,963	$39,930

Reconciliation of Adjusted Net Income to Net Income: (3)
Net income	$9,119	$4,912	$24,684	$14,500
Loss from discontinued operations, net of tax (2)	—	574	—	574
Interest income from Illinois, net of tax	—	(353)	—	(448)
Impact of retroactive Illinois rate increase, net of tax	—	1,903	—	1,903
(Gain) loss on sale of assets, net of tax	(56)	—	223	—
COVID-19 adjustment, net of tax	537	—	976	—
M&A expenses, net of tax	258	1,495	3,047	2,495
Stock-based compensation expense, net of tax	1,119	1,108	3,154	3,279
Restructure and other costs, net of tax	1,169	1,063	3,896	1,942

Adjusted net income	$12,146	$10,702	$35,980	$24,245

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)
Net income per diluted share	$0.57	$0.35	$1.55	$1.06
Loss from discontinued operations per diluted share (2)	—	0.04	—	0.04
Interest income from Illinois per diluted share	—	(0.02)	—	(0.03)
Impact of retroactive Illinois rate increase per diluted share	—	0.12	—	0.12
Loss on sale of assets per diluted share	—	—	0.01	—
COVID-19 adjustment, net, per diluted share	0.02	—	0.06	—
M&A expenses per diluted share	0.02	0.10	0.19	0.17
Restructure and other costs per diluted share	0.08	0.08	0.25	0.15
Stock-based compensation expense per diluted share	0.07	0.08	0.20	0.25

Adjusted net income per diluted share	$0.76	$0.75	$2.26	$1.76

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income from the state of Illinois, other non-operating income, taxes, depreciation, amortization, COVID-19 adjustment, M&A expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

As a result of the settlement of outstanding litigation, the results for the third quarter of 2019 included a charge of $574,000, or $0.04 per diluted share, net of tax, for discontinued operations related to the loss from home health business.

(3)

We define Adjusted Net Income as net income before interest income from the state of Illinois, COVID-19 adjustment, M&A expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, COVID-19 adjustment, M&A expenses, stock compensation expense and restructure expense and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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